UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2003

Gen-Probe Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	0-49834	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, CA 92121
(Address of Principal Executive Offices)

(858) 410-8000
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On November 20, 2003, the Board of Directors of Gen-Probe Incorporated (“Gen-Probe”) approved an amendment to the Rights Agreement dated as of September 16, 2002, as amended, between Gen-Probe and Mellon Investor Services LLC, the rights agent. The amendment to the Rights Agreement increases the purchase price for each one-hundredth of a preferred share that may be purchased upon the exercise of a Right (as defined in the Rights Agreement) from $100.00 to $300.00, subject to further adjustment as provided in the Rights Agreement. The amendment also modifies the summary of rights that is attached as Exhibit C to the Rights Agreement. The foregoing description of the amendment to the Rights Agreement is qualified in its entirety by reference to such exhibit.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibit:

4.1	Second Amendment to Rights Agreement, dated November 20, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2003		GEN-PROBE INCORPORATED

	By:	/s/ R. William Bowen

R. William Bowen
Vice President, General Counsel and Corporate
Secretary

EXHIBITS

Exhibit
Number	Description

4.1	Second Amendment to Rights Agreement, dated November 20, 2003.